                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                    EXX INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                    EXX INC
                                   Suite 689
                            1350 East Flamingo Road
                           Las Vegas, Nevada   89119


                               _________________


                          NOTICE OF ANNUAL MEETING OF
                        CLASS A and CLASS B STOCKHOLDERS
                            To be held June 1, 2001
                               _________________



To the Stockholders:

     The Annual Meeting of Stockholders of EXX INC (the "Company") will be held at the office of RK Consulting LLC, 3 Becker Farm Road, Roseland, New Jersey at 11:30 a.m. (local time) on Friday, June 1, 2001 for the following purposes:

     (1) To elect one (1) Class A director and three (3) Class B directors to serve as provided in the Company's By-Laws until the next Annual Meeting and thereafter until their respective successors are elected and qualified; and

     (2) To transact such other business as may properly come before the Meeting or before any adjournments of the Meeting.

     The Board of Directors has fixed the close of business on April 30, 2001 as the record of date for the determination of Class A and Class B Stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A form of Proxy and the Proxy Statement respecting the Meeting are enclosed.

     You are cordially invited to attend the Meeting in person. Whether or not you plan to attend, you are urged to promptly MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) in the accompanying envelope. Return of your Proxy will not deprive you of your right to vote your shares in person at the Meeting.

                              By Order of the Board of Directors

                              David A. Segal
                              Chairman of the Board and Chief Executive Officer

Las Vegas, Nevada
April 30, 2001

                                    EXX INC
                                   Suite 689
                            1350 East Flamingo Road
                           Las Vegas, Nevada   89119
                                 (702) 598-3223

                                PROXY STATEMENT

                               _________________

               ANNUAL MEETING OF CLASS A and CLASS B STOCKHOLDERS
                                ON JUNE 1, 2001

                                ________________

This Proxy Statement and the accompanying form of proxy are first being mailed or given to Stockholders on or about May 7, 2001.

                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement and the accompanying form of proxy are being furnished to the Stockholders of EXX INC ("the Company") in connection with the solicitation of proxies by the Board of Directors of the Company with respect to the Company's Annual meeting of Stockholders to be held at 11:30 a.m. (local
time) on Friday,             June 1, 2001 at 3 Becker Farm Road, Roseland, New
Jersey and any adjournments of said Meeting. Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised, by filing with the Company either (a) an instrument revoking it or (b) a duly executed proxy bearing a later date. The proxy will be suspended if the person granting the proxy is present at the Meeting and elects to vote his shares in person.

     All expenses incurred in connection with this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by use of the mails, the directors, officers and regular employees of the company may solicit proxies by telephone, facsimile or personal interview. The Company may also reimburse brokers, banks, and other nominees for their reasonable expenses incurred in forwarding proxy materials.

                               VOTING SECURITIES

     Only Stockholders of record at the close of business on April 30, 2001 will be entitled to notice and to vote at the Meeting and at any adjournments of the Meeting. As of April 25, 2001, 11,561,807 shares of the Company's Class A Common Stock, par value .01 per share ("Class A") and 617,853 shares of the Company's Class B Common Stock, par value .01 per share ("Class B"), were outstanding.

                             ELECTION OF DIRECTORS

     At the Meeting, the Stockholders will elect a board of four directors, comprising one Class A director and three Class B directors. Under the Company's Articles of Incorporation holders of outstanding shares of Class B shares have the right to elect two-thirds or the next rounded number of directors in excess of two-thirds if the number of directors is not divisible by three, and the holders of the outstanding Class A shares have the right to elect the remaining directors of the Company. Each director is to serve as provided in the Company's By-Laws until the next Annual Meeting of Stockholders and thereafter until his successor is elected and qualified. Election of each class of directors will require the affirmative vote of holders of a plurality of the applicable class of Common Stock present (in person or by proxy) at the Meeting, provided a quorum is present. A quorum will require the presence (in person or by proxy) of the holders of a majority of each class of the shares entitled to vote at the Meeting. Each share of Common Stock will be entitled to one vote for each director to be elected.

     It is intended that the proxies given to the person named in the enclosed form of proxy will be voted for the election of the nominees for director named below, each of whom is presently a director whose current term will expire on the Meeting date. Messrs. Fishman, Perlmutter, Remington, and Segal were elected directors by the Stockholders at the last Annual Meeting of Stockholders. Unless a contrary specification is indicated, the proxy to which this Proxy Statement relates will be voted for each of said nominees, or, in the event that any such nominee is not available by reason of any unforeseen contingency, then for the balance of the nominees and for such other person(s) as may be designated as a replacement nominee(s) by the remaining directors.

     The following information is given as of March 31, 2001. Except as otherwise indicated, each nominee has had the same principal occupation or employment during the last five years.

                                                                                                               Percent of
      Nominee, Age,           Positions with the Company,               Shares of Common Stock                 Outstanding
 Director of the Company       Principal Occupation and                   Beneficially Owned                  Common Stock
    Continually Since             Other Directorships                 Class A           Class B             Beneficially Owned
--------------------------  -------------------------------           -------           -------            ---------------------
Jerry Fishman                  Director, Vice President,                 1900               100                       *
53--1984                     The Fishman Organization Inc.

Norman H. Perlmutter,            CPA, Private Practice                   3800               200                       *
60--1984

Frederic Remington,         Director, Chairman of the Board              1900               100                       *
71--1984                    And Chief Executive Officer of
                                 Peerless Tube Company

David A. Segal,                Chairman of the Board and            5,218,882(1)        274,678(1)                 38.60%
61--1984                        Chief Executive Officer

All officers, directors                                             5,226,482(1)        275,078(1)                 38.66%
and nominees for director of
the Company as a group

*Less than 1/10 of 1%

__________________

     (1) Includes options to purchase 1,900,00 Class A shares and 100,000 Class B shares.

     Mr. Fishman was President of Fishman Supply Co., Inc., a supplier of construction material and building maintenance supplies, for more than the last five years. Effective January 1, 1998 Mr. Fishman became Vice President of The Fishman Organization Inc., a sales and marketing group representing manufacturers in international sales of consumer products. Mr. Perlmutter assumed his present position as of January 1, 1999. Prior to this date, Mr. Perlmutter was Executive Vice President, Keystone Recovery Service, a Division of Savit Enterprises Inc, a commercial collection agency for a period of five years. Mr. Remington has served as Chairman of the Board, and previously as Vice President of Peerless Tube Co., a manufacturer of aerosol cans and collapsible metal tubes, for more than the last five years. Mr. Segal has been Chairman of the Board and Chief Executive Officer of EXX INC for more than the past five years and prior thereto was Chairman of the Board and CEO of SFM Corp.

     The Board has an Audit Committee and a Stock Option Committee. The Audit Committee is currently composed of Messrs. Fishman, Perlmutter and Remington. Its tasks include meeting with the auditors to review the scope, accuracy and results of the audit and making inquiries as to the adequacy of the Company's accounting, financial and operating controls. The Stock Option Committee, which is composed of Mssrs. Fishman and Remington, grants options under the Company's 1994 Stock Option Plan and handles the general supervision of the plan.

     The Audit Committee held one meeting in 2000.

     The Stock Option Committee did not hold any meetings in 2000.

     During 2000, the Company's Board of Directors met three times.

Compensation of Directors

Directors who also are employees of the Company (Mr. Segal) receive no fees for their service as Directors or for attendance at Board and Committee meetings. Non employee directors receive $1,000 for each Board Meeting with a minimum of $4,000 per year. Audit and Stock Option Committee members receive an additional $150 per committee meeting.


                            HOLDINGS OF COMMON STOCK

The following table and footnotes describe holdings of Common Stock as of March 31, 2001, as reported to the Company or as contained in filings made with the Securities Exchange Commission by beneficial owners of more than 5% of the outstanding shares:

                                    Number of Shares       Percent of Outstanding
                                    of Common Stock             Common Stock
                                   Beneficially Owned        Beneficially Owned

                                  Class A     Class B         Class A      Class B
                                  -------     -------         -------      -------
David A. Segal
EXX INC
Suite 689
1350 East Flamingo Road
Las Vegas, Nevada  89119        5,218,882(1)  274,678(1)       38.62%       38.26%

Laura L. Segal
EXX INC
Suite 689
1350 East Flamingo Road
Las Vegas, Nevada  89119        1,325,250      69,750          11.41%       11.29%

Lisa M. Bethune
EXX INC
Suite 689
1350 East Flamingo Road
Las Vegas, Nevada  89119
                                1,325,250      69,750          11.41%       11.29%
William H. Allen
P.O. Box 113
Washington, IL  61571                   -      49,800              -         8.06%



(1) Includes options to purchase 1,900,000 Class A shares and 100,000 Class B Shares.

                 COMPENSATION OF OFFICERS AND OTHER INFORMATION

     The executive officer of the Company during 2000 was David A. Segal who was elected by the Board of Directors to serve as an officer of the Company until the next election of officers, as provided in the Company's By-Laws. Biographical information regarding Mr. Segal is presented in the section entitled "Election of Directors," above.

     The following table provides summary information concerning salary and bonuses paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other highly compensated executive of the company as of December 31, 2000 for the years ended December 31, 1998, 1999 and 2000.

                           SUMMARY COMPENSATION TABLE

                              Annual Compensation

---------------------------------------------------------------------------------------------------------------------

                                                                                Total Salary     Other (1) Annual
Name and Principal Position              Year      Salary($)      Bonus($)       & Bonus($)      Compensation($)
-------------------------------------  --------  -------------  -------------  --------------  --------------------
David A. Segal                           2000       338,372        137,000          475,372             --
Chairman of the Board                    1999       330,157        193,913          524,070             --
And Chief Executive Officer              1998       338,961         61,425          400,386             --


____________________

(1) The named individual did not receive perquisites or other personal benefits in any amount large enough to require reporting in this column.


Executive Employment Contract

In 1994, the Company entered into a 10 year contract with Mr. Segal effective October 21, 1994 with an option to renew for an additional five years. Under the agreement, Mr. Segal's base compensation is $300,000 per year with annual increases based on a Consumer Price Index formula. In addition, there is a profit bonus under with Mr. Segal will receive 5% of the consolidated pre-tax earnings of the Company. The agreement also provided an option whereby Mr. Segal could require the Company to purchase all of his common stock in the Company on the date his employment terminated, at the great of fair market value or $10 per share (prior to adjustment). In 1997, in order to avoid the classification of the shares owned by Mr. Segal as "mezzanine" capital and the reduction to future earnings per share (or increase to future loss per share) which would result with such classification, Mr. Segal agreed to relinquish his contractual right to require the Company to purchase his shares, in exchange for options, to be granted in 1998, to purchase 1,900,000 Class A shares and 100,000 Class B shares at prices equal to, or greater than, the market value at the date of the grant.

Pension Benefits

A Subsidiary of the Company has a non-contributory defined benefit pension plan for salaried employees, which was "frozen" by action of the Board of Directors in January 1988. Monthly benefits payable at age 65 are equal to 50% of final average earnings, less 75% of the primary Social Security benefit. "Final average earnings" is the average of the highest consecutive five of the last ten years ended December 31, 1987, and monthly benefits are reduced pro rata for each full year of service less than thirty. Benefits are paid on a straight-life annuity basis or in an optional form which is actuarially equivalent to a life annuity.

The following table reflects estimated annual benefits payable at age 65 on a straight-life annuity basis at various compensation levels and years of service, before being reduced by up to 75% of the retiree's annual primary Social Security benefit.

                                                        PENSION PLAN TABLE

                                                     Years of Credited Service
                                -----------------------------------------------------------------------

Final Average Earnings                      10                       20                        30
----------------------                      --                       --                        --
$ 30,000                                 $ 5,000                  $10,000                   $15,000
  50,000                                   8,333                   16,667                    25,000
  70,000                                  11,667                   23,333                    35,000
  90,000                                  15,000                   30,000                    45,000
 110,000                                  18,333                   36,667                    55,000
 130,000                                  21,667                   43,333                    65,000

     Years of service of the executive officers of the Company currently credited under the plan are as follows: Mr. Segal, 16 years. The estimated final average earnings for Mr. Segal prior to reduction of Social Security Benefits are $98,300.

Stock Options

     In 1994, the Company's Board of Directors adopted and the stockholders approved the EXX INC 1994 Stock Option Plan ("New Plan") which provided for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and for the issuance of non-qualified stock options (not intended to qualify under Section 422 of the Code). Pursuant to the plan, 5,000,000 shares of Class A stock have been reserved for issuance upon the exercise of options to officers, directors, employees and consultants of the Company as either incentive and/or non-qualified options.

     The New Plan is administered by a committee (the "Committee") consisting of two members of the Board of Directors, each of whom is a disinterested person as defined in Rule 16b-3 of the Securities and Exchange Act. The Committee has the authority to grant options, determine the recipients of said options, the exercise price which is not to be less than fair market value at date of grant, and to make all other determinations deemed necessary or advisable for its administration. The New Plan also provides that the maximum term of each option is ten years (except that with respect to options granted to persons holding more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price must be at least equal to 100% of the fair market value and the term cannot exceed five years). The New Plan also provides certain maximum limits of incentive options that may be granted to an employee within a calendar year.

     At December 31, 2000, options to purchase 5,000,000 shares of Class A common stock were available for grant. Unless previously terminated the stock option plan shall terminate in 2004.

Compensation Report on Executive Compensation

     The Compensation Committee is comprised of all members of the Board of Directors except the Chairman of the Board who is the Chief Executive Officer. There is currently in force a contract entered into in 1994 described under Executive Employment Contracts which covers the Chief Executive's Compensation.

     As regards any other executives, the Chairman of the Board annually reviews the performance and operating results of the applicable subsidiary and determines the executive's salary and bonus arrangement subject to Board of Directors approval.

     The foregoing report on Executive Compensation has been approved by all members of the Board of Directors.

                            David A. Segal, Chairman
                     Jerry Fishman       Frederic Remington
                               Norman Perlmutter

                         STOCK PRICE PERFORMANCE GRAPH

     The current SEC rules require that the reporting Company include in this Proxy Statements a line graph which compares cumulative five-year return to stockholders on an indexed basis with a major index and a nationally recognized industry standard or a peer group index. This information set forth below compares the EXX INC with the Standard & Poor's ("S&P") Midcap Index, the S&P Manufacturing Specialized Midcap Index, and the S&P Leisure Time Products Index for this requirement. The Manufacturing Index has been added this year and the Leisure Time Products Index will be removed next year to better emphasize the dominant business segment of EXX INC. The information set forth covers the period from year-end 1995 through year-end 2000 and assumes the investment of $100 in December 1995 and the monthly reinvestment of dividends.



                          TOTAL RETURN TO STOCKHOLDERS
                     DECEMBER 31, 1995 TO DECEMBER 31, 2000






                              (GRAPH APPEARS HERE)






                                                                ANNUAL RETURN PERCENTAGE
                                                                      Years Ending

Company/Index                                           Dec-96      Dec-97  Dec-98  Dec-99  Dec-00
--------------------------------------------------------------------------------------------------
EXX INC - CL A                                              -27.02  -19.35  -40.00  236.53  -55.47
S&P MIDCAP 400 INDEX                                         19.20   32.25   19.11   14.72   17.51
MANUFACTURING(SPCIALZD)-MD                                   27.10   11.39  -12.82   11.56   -1.44
LEISURE TIME (PRODUCTS)-500                                  20.55   31.57  -22.30  -30.99   -8.79

                                              Base                   INDEXED RETURNS
                                             Period                   Years Ending
Company/Index                                Dec-95         Dec-96  Dec-97  Dec-98  Dec-99  Dec-00
--------------------------------------------------------------------------------------------------
EXX INC - CL A                                  100          72.93   58.85   35.31  118.83   52.92
S&P MIDCAP 400 INDEX                            100         119.20  157.65  187.77  215.41  253.12
MANUFACTURING(SPCIALZD)-MD                      100         127.10  141.57  123.43  137.69  135.70
LEISURE TIME (PRODUCTS)-500                     100         120.55  158.61  123.24   85.05   77.57

                         INDEPENDENT PUBLIC ACCOUNTANTS


     Rothstein, Kass & Company, P.C. the Company's independent public accountants for 2000, have also been selected as such for the Company's current fiscal year. A representative from that firm is expected to be present at the Meeting and will have an opportunity to make a statement and to respond to appropriate questions from Stockholders.


                                 OTHER BUSINESS


     The Company's Board of Directors knows of no other matters which may come before the Meeting. However, if any other business should come before the Meeting, the proxies to which this statement relates will be voted on such matters in accordance with the best judgment of the person authorized therein.


                         PROPOSALS OF SECURITY HOLDERS


     Any proposal by a Stockholder of the Company intended to be presented at the next Annual Meeting of Stockholders must be received at the Company's Executive offices on or before March 1, 2002.

                                     By Order of the Board of Directors,



                                     David A. Segal
                                     Chairman of the Board and
                                     Chief Executive Officer

Las Vegas, Nevada
April 30, 2001

A copy of the Company's annual report (which includes the Company's 10-K) for the year ended December 31, 2000, including financial statements, accompanies this Proxy Statement.

THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                    EXX INC
                           CLASS A STOCKHOLDER PROXY
             Proxy Solicited on Behalf of the Board of Directors of
                the Company for the Annual Meeting June 1, 2001

The undersigned hereby constitutes and appoints David A. Segal his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the annual meeting of Stockholders of EXX INC to be held at the office of RK Consulting LLC, 3 Becker Farm Road, Roseland, New Jersey, at 11:30 a.m. on Friday, June 1, 2001, and at any adjournments thereof, on all matters coming before said meeting.

                 Dated:________________________2001

                 _________________________________

                 _________________________________
                     Signature of Stockholder
                 This Proxy Must be Signed Exactly
                      As Name Appears Hereon.
                 Executors, administrators, trustees, etc., should
                 Give title as such.  If the signer is a corporation,
                 please sign full corporate name by duly author-
                 ized officer.                                            (over)

                                                     (continued from other side)
This Proxy will be voted in accordance with the Instructions given herein.
IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR; AND WILL BE VOTED UPON WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF IN THE JUDGMENT OF THE PERSON NAMED PROXY HEREIN.

1.  ELECTION OF DIRECTOR
    Nominee, Norman H. Perlmutter
    (Mark only one)

    [ ]VOTE FOR the nominee listed above.
  _____________________________________

    [ ]VOTE WITHHELD from the nominee listed above.
2. In his discretion, upon other matters as may properly come before the meeting.

--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

                                    EXX INC
                           CLASS B STOCKHOLDER PROXY
             Proxy Solicited on Behalf of the Board of Directors of
                the Company for the Annual Meeting June 1, 2001

The undersigned hereby constitutes and appoints David A. Segal his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the annual meeting of Stockholders of EXX INC to be held at the office of RK Consulting LLC, 3 Becker Farm Road, Roseland, New Jersey, at 11:30 a.m. on Friday, June 1, 2001, and at any adjournments thereof, on all matters coming before said meeting.

            Dated:________________________2001

            _________________________________

            _________________________________
                 Signature of Stockholder
             This Proxy Must be Signed Exactly
                  As Name Appears Hereon.
            Executors, administrators, trustees, etc., should
            Give title as such.  If the signer is a corporation,
            please sign full corporate name by duly author-
            ized officer.                                            (over)

                                                     (continued from other side)
This Proxy will be voted in accordance with the Instructions given herein.
IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR; AND WILL BE VOTED UPON WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF IN THE JUDGMENT OF THE PERSON NAMED PROXY HEREIN.

1.  ELECTION OF DIRECTORS
    Nominees, Jerry Fishman, Frederic Remington, David A. Segal
    (Mark only one)

     [ ] VOTE FOR all nominees listed above; except vote withheld from following nominees (if any):
    --------------------------------------------------------------------------

     [ ] VOTE WITHHELD from all nominees
2. In his discretion, upon other matters as may properly come before the meeting.

--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------